UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 28, 2005

Date of report (Date of earliest event reported)

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

40 Enterprise Boulevard
Bozeman, Montana 59718-9300

 (Address of Principal Executive Offices, Including Zip Code)

(406) 522-4200

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 28, 2005, RightNow Technologies, Inc. (the “Company”) entered into an office lease agreement with Genesis Partners, LLC.  The lease is for approximately 12,912 square feet of office space located at 110 Enterprise Boulevard, Bozeman, Montana.  The term of the lease is 60 months, which is expected to commence on or about May 1, 2005, and includes renewal options for two additional 60 month periods.  The monthly lease rate for the initial year will be $15,613, and increases by 2% on each anniversary date beginning in 2007.  An estimated additional $3,134 per month is payable for tenant improvements over the initial term.  The lease agreement is filed herewith as Exhibit 10.16 and is incorporated in its entirety herein by this reference.

Also on March 28, 2005, the Company renewed its other lease agreements with Genesis Partners, LLC for office space located at 45 Discovery Drive and 77 Discovery Drive in Bozeman, Montana.  The renewals include the same terms and conditions as the original leases, except for the negotiated rent.  The 45 Discovery Drive lease was renewed for a period of twelve months and includes an option to extend for one additional twelve-month period.  The renewed monthly rent for the 45 Discovery Drive has an initial term lease rate of $4,164, which declines to $2,776 per month approximately two weeks following the commencement of the lease at 110 Enterprise Boulevard.  The 77 Discovery Drive lease was renewed for a period of 60 months at a monthly rent of $11,105, and includes renewal options for two additional 60 month periods. The renewals of the 77 and 45 Discovery Drive leases are filed herewith as Exhibits 10.17 and 10.18, respectively, and are incorporated in their entirety herein by this reference.

Greg Gianforte, the Company’s Chairman, Chief Executive Officer and President, and Steve Daines, the Company’s Vice President of North American Sales, beneficially own, directly or indirectly, 50% and 25% membership interests in Genesis Partners LLC, respectively.  The remaining 25% of Genesis Partners is beneficially owned by Mr. Daines’ father, Clair Daines, who is a commercial real estate developer and builder.

Item 9.01  Financial Statements and Exhibits

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Exhibits.

Exhibit No.	Description
`
10.16	Lease agreement, dated March 28, 2005, between RightNow Technologies, Inc. and Genesis Partners, LLC for office space located at 110 Enterprise Boulevard, Bozeman, Montana.

10.17	Renewed lease agreement, dated March 28, 2005, between RightNow Technologies, Inc. and Genesis Partners, LLC for office space located at 77 Discovery Drive, Bozeman, Montana.

10.18	Renewed lease agreement, dated March 28, 2005, between RightNow Technologies, Inc. and Genesis Partners, LLC for office space located at 45 Discovery Drive, Bozeman, Montana.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  April 1, 2005

RightNow Technologies, Inc. (Registrant)

By:	/s/ Susan J. Carstensen
Susan J. Carstensen
Chief Financial Officer, Vice President,
Treasurer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.16	Lease agreement, dated March 28, 2005, between RightNow Technologies, Inc. and Genesis Partners, LLC for office space located at 110 Enterprise Boulevard, Bozeman, Montana.

10.17	Renewed lease agreement, dated March 28, 2005, between RightNow Technologies, Inc. and Genesis Partners, LLC for office space located at 77 Discovery Drive, Bozeman, Montana.

10.18	Renewed lease agreement, dated March 28, 2005, between RightNow Technologies, Inc. and Genesis Partners, LLC for office space located at 45 Discovery Drive, Bozeman, Montana.